UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Line of Credit with Energy Capital, LLC

On November 9, 2020, Senseonics Holdings, Inc. (the “Company”), entered into an equity line agreement (the “Equity Line Agreement”) with Energy Capital, LLC, a Florida limited liability company (“Energy Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Energy Capital is committed to purchase up to an aggregate of $12.0 million of shares of the Company’s newly designated series B convertible preferred stock (the “Series B Preferred Stock”) at the Company’s request from time to time during the 24-month term of the Equity Line Agreement.

Under the Equity Line Agreement, beginning January 21, 2021, subject to the satisfaction of certain conditions, including that the Company has less than $8 million of cash, cash equivalents and other available credit (aside from availability under the Equity Line Agreement), the Company has the right, in its sole discretion, to present Energy Capital with a purchase notice (each, a “Regular Purchase Notice”) directing Energy Capital (as principal) to purchase shares of Series B Preferred Stock at a price of $1,000 per share (not to exceed $4.0 million worth of shares) once per month, up to an aggregate of $12.0 million of the Company’s Series B Preferred Stock at a per share price (the “Purchase Price”) equal to $1,000 per share of Series B Preferred Stock, with each share of Series B Preferred Stock initially convertible into common stock (the “Common Stock”), beginning six months after the date of its issuance, at a conversion price of $0.3951 per share, subject to customary anti-dilution adjustments, including in the event of any stock split. The Equity Line Agreement provides that the Company shall not effect any Regular Purchase under the Equity Line Agreement on any date where the closing price of the Company’s Common Stock on the NYSE American is less than $0.25 without the approval of Energy Capital.

In addition, beginning on January 1, 2022, subject to the satisfaction of certain conditions, if the full $12.0 million of Series B Preferred Stock has not been sold pursuant to Regular Purchases, Energy Capital may, at its sole discretion, by its delivery to the Company of a Purchase Notice, from time to time, purchase up to the amount then remaining available under the Equity Line Agreement at the Purchase Price.

In connection with the Equity Line Agreement, the Company and Energy Capital agreed upon a form of certificate of designations (the “Certificate of Designations”) to set forth the terms of the Series B Preferred Stock, which the Company will file with the Secretary of State of the State of Delaware prior to the initial issuance of Series B Preferred Stock under the Equity Line Agreement. Pursuant to the Certificate of Designations, each share of Series B Preferred Stock will initially be convertible into a number of shares of Common Stock equal to $1,000 divided by the conversion price of $0.3951 per share, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series B Preferred Stock will rank senior to the Common Stock and pari passu with the Company’s Series A convertible preferred stock. Upon a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will be entitled to receive an amount per share equal to the greater of the purchase price paid and the amount that the holder would have been entitled to receive at such time if the Series B Preferred Stock were converted into Common Stock (the “Series B Liquidation Amount”). The holders will also be entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. If the Company undergoes a change of control, each holder has the right to cause the Company to redeem any or all of the Series B Preferred Stock for cash consideration equal to the Series B Liquidation Amount.

The holders of Series B Preferred Stock generally will be entitled to vote with the holders of the shares of Common Stock and Series A Preferred Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock and Series A Preferred Stock as one class) on an as-converted basis. Additionally, certain matters will require the approval of the majority of the outstanding Series B Preferred Stock, voting as a separate class, including (i) altering or changing adversely the powers, privileges, preferences or rights of the Series B Preferred Stock, or (ii) amendments, modifications, repeal or waiver of any provision of the Company’s certificate of incorporation, bylaws or of the Certificate of Designations that would adversely affect the rights, preferences, privileges or powers of the Series B Preferred Stock.

Pursuant to the terms of the Equity Line Agreement, the Company will use the net proceeds from the sale of the shares for working capital and general corporate purposes and will not use such net proceeds for the repayment of any indebtedness of the Company.

The Equity Line Agreement may be terminated: (i) upon the mutual written agreement of the parties; (ii) automatically on the date that the Company sells, and Energy Capital purchases, the full $12.0 million of shares contemplated by the agreement; and (iii) automatically on November 9, 2022 (the “Maturity Date”) if, for any reason or for no reason, the full $12.0 million of shares contemplated by the agreement have not been purchased by the Maturity Date.

Energy Capital has agreed that, during any time prior to the termination of the Equity Line Agreement, neither it nor any of its agents, representatives or affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s Common Stock which establishes a net short position with respect to the Common Stock.

Concurrently with entry into the Equity Line Agreement, the Company issued a warrant to Energy Capital, exercisable beginning May 9, 2021, to purchase up to 10,000,000 shares of Common Stock at an exercise price of $0.3951 per share (the “Warrant”). The Warrant expires, if unexercised, on November 9, 2030.

The foregoing description is not complete and is qualified in its entirety by reference to the full texts of the Equity Line Agreement, the Warrant and form of Certificate of Designations, copies of which are filed herewith as Exhibits 10.1, 10.2, and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Extension of Masters Capital Purchase Option

On November 9, 2020, the Company and with Masters Special Situations, LLC and certain affiliates thereof (collectively, “Masters”) entered into a side letter extending the expiration date of Masters’ option to purchase up to $27 million of shares of Series A Convertible Preferred Stock to January 11, 2021 (as previously described on the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2020). The foregoing description is not complete and is qualified in its entirety by reference to the full text of the side letter, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On November 9, 2020, the Company issued a press release announcing its financial results for the three and nine months ended September 30, 2020, as well as information regarding a conference call to discuss these financial results and the Company’s recent corporate highlights and outlook. This press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 hereof is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the Equity Line Agreement and the Warrant is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information contained in this Item 7.01 as well as in Exhibit 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description
3.1	Form of Certificate of Designations
10.1	Equity Line Agreement by and between the Company and Energy Capital, LLC dated as of November 9, 2020
10.2	Warrant to purchase common stock of the Company by and between the Company and Energy Capital, LLC, dated as of November 9, 2020
10.3	Side letter with Masters, dated as of November 9, 2020
99.1	Press Release of Senseonics Holdings, Inc. dated November 9, 2020
99.2	Press Release of Senseonics Holdings, Inc. dated November 9, 2020

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements include, without limitation, statements related to the potential future sale of shares of the Company’s Series B Preferred Stock, the potential exercise by Masters Capital of its right to purchase shares of the Company’s Series A Preferred Stock, and the Company’s expected use of proceeds from such sales. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2020, and in subsequent filings the Company makes with the SEC from time to time. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020	SENSEONICS HOLDINGS, INC.

	By:	/s/ Nick Tressler
	Name:	Nick Tressler
	Title:	Chief Financial Officer